S&W Files First Quarter 2025 10-Q

Longmont, Colorado – November 26, 2024 – S&W Seed Company (Nasdaq: SANW) today announced it has filed its 10-Q for the three months ended September 30, 2024. S&W previously issued preliminary first quarter fiscal 2025 financial results on November 19, 2024. The financial results filed in the 10-Q are in line with the preliminary financial results previously released.

In addition to the filing of the 10-Q, the Company announced yesterday that it has finalized the voluntary plan of administration, or VA, process for its subsidiary, S&W Seed Company Australia Pty Ltd, or S&W Australia.

In the announcement on November 19, 2024, the Company also introduced new guidance for fiscal 2025, which includes adjusted EBITDA for the remaining three quarters of fiscal 2025 (period from October 1, 2024 to June 30, 2025) to be between approximately ($1.9) million and $0.1 million. The Company is maintaining that guidance as a result of the filing of the 10-Q and finalization of the VA process.

“As a result of the VA process being completed, on a go forward basis S&W is exclusively focused on its core U.S.-based operations led by our high margin Double Team sorghum solutions as well as our biofuels joint venture with Shell,” commented S&W Seed Company’s CEO, Mark Herrmann. “As we announced during our preliminary earnings call on November 19, 2024, we believe we have a robust commercial plan in place to drive continued adoption of Double Team and other high value sorghum trait solutions, including the planned launch of our Prussic Acid Free trait this fiscal year. We are similarly focused on driving efficiencies across our production and operating operations. Our guidance indicates continued strong improvement in gross margins, coupled with a reduction in operating expenses, which is paving the way for us to approach positive adjusted EBITDA performance. In fact, we are expecting the high end of our range to be at adjusted EBITDA breakeven for the rest of fiscal 2025. This would be a significant potential milestone if we can achieve our expectations.”

Financial Results

Total revenue for the first quarter of fiscal 2025 was $8.3 million compared to total revenue for the first quarter of fiscal 2024 of $10.8 million. This decrease was driven by a $1.5 million decrease in non-dormant alfalfa sales in the Middle East and North Africa region driven by the import ban on alfalfa in Saudi Arabia, a $0.8 million decrease in sorghum sales in Mexico related to tightening of credit policies and carryover seed from the prior year in the market, a $0.5 million decrease in Double Team sorghum revenue, a $0.4 million decrease in sorghum sales to South Africa due to limited inventory supply of compatible hybrids, and a $0.3 million decrease in conventional sorghum sales due to an extended sales season in the prior year. This decrease was offset by a $0.5 million increase in non-dormant alfalfa sales in the United States, a $0.3 million increase in non-dormant alfalfa sales in Mexico, and a $0.3 million increase in dormant alfalfa sales in the United States.

Gross profit margin for the first quarter of fiscal 2025 was 16.1% compared to gross profit margin for the first quarter of fiscal 2024 of 25.3%. The gross profit percentage decrease was primarily driven by an estimated 6.5 point decrease attributable to the Company's International segment, with an estimated 3.8 point decrease related to lower selling prices in the Middle East North Africa region due lower demand, and an estimated 2.7 point decrease in margin related to South Africa sorghum sales due to the available supply of reduced quality and low cost seed in the prior year. The net gross profit for the Americas segment decreased primarily due to inventory write-offs.

GAAP operating expenses for the first quarter of fiscal 2025 were $5.6 million compared to GAAP operating expenses for the first quarter of fiscal 2024 of $5.7 million. This decrease was due to a $0.1 million decrease in selling, general, and administrative expenses.

Adjusted operating expenses (see Table A1) for the first quarter of fiscal 2025 were $4.5 million compared to $4.8 million for the first quarter of fiscal 2024. The $0.3 million decrease in adjusted operating expenses for the first quarter of fiscal 2025 was largely attributed to a $0.2 million decrease in selling, general, and administrative expenses after excluding non-recurring transaction costs.

Net loss from continuing operations for the first quarter of fiscal 2025 was ($6.2) million, or ($2.73) per basic and diluted share, compared to ($5.0) million, or ($2.22) per basic and diluted share for the first quarter of fiscal 2024. Net loss from discontinued operations for the first quarter of fiscal 2025 was ($10.0) million, or ($4.38) per basic and diluted share, compared to ($0.9) million, or ($0.41) per basic and diluted share, for the first quarter of fiscal 2024. GAAP net loss for the first quarter of fiscal 2025 was ($16.2) million, or ($7.11) per basic and diluted share, compared to ($6.0) million, or ($2.63) per basic and diluted share, for the first quarter of fiscal 2024.

Adjusted net loss (see Table A2) for the first quarter of fiscal 2025 was ($4.9) million, or ($2.15) per basic and diluted share, excluding the loss from discontinued operations, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss (see Table A2) for the first quarter of fiscal 2024 was ($3.8) million, or ($1.70) per basic and diluted share, excluding the loss from discontinued operations, interest expense - amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2025 was ($3.1) million compared to adjusted EBITDA for the first quarter of fiscal 2024 of ($1.7) million.

S&W Australia

As previously reported, S&W Australia adopted a voluntary plan of administration on July 24, 2024, and on October 11, 2024, creditors of S&W Australia approved a proposed Deed of Company Arrangement, or DOCA, pursuant to which, among other things, 100% of the shares in S&W Australia would be transferred to Avior Asset Management No. 3 Pty Ltd. The effective date of the DOCA was November 22, 2024.

In order to facilitate the satisfaction of certain conditions to the effectiveness of the DOCA, on November 22, 2024, S&W entered into a settlement agreement in exchange for a release from the intercompany obligations owed to S&W Australia. S&W will transfer ownership of certain white clover and alfalfa (lucerne) intellectual property, provide the associated inventory, repay insurance proceeds received on behalf of S&W Australia, and provide transitional support to S&W Australia necessary to assist in the changeover of business operations to a standalone entity. S&W also entered into an agreement with National Australia Bank Limited that releases S&W from the AUD $15.0 million guarantee and obtained a release of certain applicable liens from CIBC Bank USA.

Fiscal 2025 Guidance

S&W expects fiscal 2025 revenue to be within a range of $34.5 to $38.0 million. This includes approximately $4.1 million of international sales in the just completed first quarter of fiscal 2025. Adjusted EBITDA is expected to be in the range of ($5.0) million to ($3.0) million for fiscal 2025. Adjusted EBITDA for the first quarter of fiscal 2025 was ($3.1) million indicating that the Company expects adjusted EBITDA for the remaining three quarters of the fiscal year to be in a range of ($1.9) to $0.1 million.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), S&W has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of its business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release.

In order to calculate these non-GAAP financial measures, S&W makes targeted adjustments to certain GAAP financial line items found on its condensed consolidated statement of operations, backing out non-recurring or unique items that we believe otherwise distort the underlying results and trends of the ongoing business. S&W has excluded the following items from one or more of its non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. S&W excludes from operating expenses depreciation and amortization and a portion of SG&A expense related to non-recurring transaction costs and, for its adjusted EBITDA calculation, also non-cash stock-based compensation. S&W excludes non-recurring transaction costs from S&W's total operating expenses to provide investors a method to compare its operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of restructuring or acquisition events and the magnitude of restructuring or acquisition expenses.

Net loss on discontinued operations: S&W excludes the net loss on discontinued operations, as this is outside of the scope of normal operations and is related to the disposal and operations of S&W Australia, which is no longer applicable. S&W believes it is important to exclude this amount in order to better understand its business performance.

Foreign currency loss. The foreign currency loss represents fluctuations from changes in exchange rates that are uncertain or out of S&W's control and cannot be reasonably predicted. S&W believes it is useful to exclude this amount in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to S&W's working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to its core performance during any particular period. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Interest expense, net. Interest expense, net primary consists of interest incurred on S&W's working capital credit facilities, the MFP Loan, the AgAmerica loan, and equipment capital leases. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the three months ended September 30, 2024 and 2023, as it has significant influence in Vision Bioenergy. S&W believes it is useful to exclude these amounts in order to better understand its business performance and allow investors to compare its results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. S&W defines adjusted operating expenses as GAAP operating expenses adjusted to exclude depreciation and amortization, loss (gain) on disposal of property, plant and equipment, and non-recurring transaction costs. S&W believes that the use of adjusted operating expenses is useful to investors and other users of its financial statements in evaluating its operating performance because it provides a method to compare its operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. S&W defines adjusted net loss as net loss attributable to S&W less interest expense – amortization of debt discount, non-recurring transaction costs, dividends accrued for participating securities and accretion, and equity in loss of equity method investee (Vision Bioenergy), net of tax. S&W believes that these non-GAAP financial measures provide useful supplemental information for evaluating its operating performance.

Adjusted EBITDA. S&W defines adjusted EBITDA as net loss attributable to S&W adjusted to exclude the loss from discontinued operations, interest expense, net, interest expense – amortization of debt discount, provision for (benefit from) income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, equity in loss of equity method investee (Vision Bioenergy), net of tax, and dividends accrued for participating securities and accretion. S&W believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. S&W uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning its financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/.

About S&W Seed Company

Founded in 1980, S&W is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of sorghum, forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa and sorghum seeds with significant research and development, production and distribution capabilities. S&W also has a commercial presence in pasture and sunflower seeds, and through a partnership, is focused on sustainable biofuel feedstocks primarily within camelina. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” "intends" “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our success in growing and expanding our Double Team operations in the Americas and driving the continued adoption of Double Team Grain Sorghum; our expected timelines for the development and launch of our planned products and the anticipated commercial success of such products; the shift in revenue towards our higher margin products and the expected continued increase in profit margins; and the success of our cost-saving, production optimization and operational initiatives to reduce operating expenses and drive our business towards profitability. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for our partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, the ongoing military conflict between Russia and Ukraine and related sanctions and the conflict in the Middle East, on our business and operations as well as those of our partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of our partnership, our customers, distributors and suppliers; sufficiency of our partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our goals to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2024 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30,
	2024	2023
Revenue	$8,309,476	$10,757,347
Cost of revenue	6,973,108	8,032,197
Gross profit	1,336,368	2,725,150
Operating expenses:
Selling, general and administrative expenses	4,002,211	4,153,561
Research and development expenses	741,820	778,889
Depreciation and amortization	814,453	806,835
Gain on disposal of property, plant and equipment loss	11,462	(22,091)
Total operating expenses	5,569,946	5,717,194
Loss from operations	(4,233,578)	(2,992,044)
Other expense (income):
Foreign currency loss	7,926	570
Interest expense - amortization of debt discount	361,138	356,567
Interest expense - convertible debt and other	761,879	948,728
Other expenses (income)	22,686	(37,560)
Loss before income taxes	(5,387,207)	(4,260,349)
Provision for (benefit from) income taxes	1,142	(12,292)
Loss before equity in net earnings of affiliates	(5,388,349)	(4,248,057)
Equity in loss of equity method investees, net of tax	846,878	776,973
Net loss from continuing operations	(6,235,227)	(5,025,030)
Net loss from discontinued operations	(9,994,499)	(931,887)
Net loss	(16,229,726)	(5,956,917)
Loss attributable to noncontrolling interests	—	(7,288)
Net loss attributable to S&W Seed Company	$(16,229,726)	$(5,949,629)

Calculation of net loss per share:
Net loss attributable to S&W Seed Company	$(16,229,726)	$(5,949,629)
Dividends accrued for participating securities and accretion	(127,892)	(120,045)
Net loss attributable to common shareholders	$(16,357,618)	$(6,069,674)

Net loss per share from continuing operations, basic and diluted	$(2.73)	$(2.22)
Net loss per share from discontinued operations, basic and diluted	$(4.38)	$(0.41)
Net loss attributable to S&W Seed Company per common share, basic and diluted	$(7.11)	$(2.63)
Net loss attributable to common shareholders per common share, basic and diluted	$(7.17)	$(2.68)
Weighted average number of common shares outstanding, basic and diluted	2,282,780	2,263,643

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of September 30, 2024	As of June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$480,359	$286,508
Accounts receivable, net	16,588,371	14,636,722
Receivable from unconsolidated subsidiary	367,349	—
Inventories, net	26,549,387	22,628,343
Prepaid expenses and other current assets	2,616,306	3,431,226
Current assets of discontinued operations	—	22,391,691
TOTAL CURRENT ASSETS	46,601,772	63,374,490
Property, plant and equipment, net	5,980,625	6,127,198
Intellectual property, net	19,919,389	20,265,618
Other Intangibles, net	3,099,003	3,206,720
Right of use asset - operating leases	890,086	1,113,833
Equity method investments	18,847,331	19,694,209
Other assets	1,272,948	1,364,532
Non-current assets of discontinued operations	—	5,578,941
TOTAL ASSETS	$96,611,154	$120,725,541
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,396,043	$3,255,928
Payable to unconsolidated subsidiary	16,214,514	—
Deferred revenue	2,056,703	832,283
Accrued expenses and other current liabilities	5,814,941	3,770,773
Bank guarantee	5,000,000	—
Current portion of working capital lines of credit, net	16,114,500	16,174,537
Current portion of long-term debt, net	284,239	315,304
Current liabilities of discontinued operations	—	44,893,499
TOTAL CURRENT LIABILITIES	54,880,940	69,242,324
Long-term debt, net, less current portion	4,652,369	4,721,849
Other non-current liabilities	659,996	800,620
Non-current liabilities of discontinued operations	—	929,623
TOTAL LIABILITIES	60,193,305	75,694,416
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at September 30, 2024 and June 30, 2024	5,896,657	5,768,765
TOTAL MEZZANINE EQUITY	5,896,657	5,768,765
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 2,284,096 issued and 2,282,780 outstanding at September 30, 2024; 2,282,574 issued and 2,281,258 outstanding at June 30, 2024	43,398	43,369
Treasury stock, at cost, 1,316 shares at September 30, 2024 and June 30, 2024	(134,196)	(134,196)
Additional paid-in capital	169,048,535	168,807,072
Accumulated deficit	(138,448,097)	(122,090,479)
Accumulated other comprehensive loss	(30,156)	(7,405,114)
Noncontrolling interests	41,708	41,708
TOTAL STOCKHOLDERS' EQUITY	30,521,192	39,262,360
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$96,611,154	$120,725,541

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,229,726)	$(5,956,917)
Loss from discontinued operations	(9,994,499)	(931,887)
Loss from continuing operations	(6,235,227)	(5,025,030)
Adjustments to reconcile net loss from operating activities to net loss cash used in operating activities:
Stock-based compensation	243,908	402,641
Provision for credit losses	—	165,342
Inventory write-down	298,127	350,000
Depreciation and amortization	814,453	806,835
Loss (gain) on disposal of property, plant and equipment	11,462	(22,091)
Equity in loss of equity method investees, net of tax	846,878	776,973
Foreign currency transactions	7,926	570
Amortization of debt discount	361,138	356,567
Accretion of note receivable	—	(63,738)
Changes in:
Accounts receivable	(1,947,797)	(1,596,260)
Receivable from unconsolidated subsidiary	113,383	—
Inventories	(4,219,171)	(455,529)
Prepaid expenses and other current assets	814,968	(503,941)
Other non-current assets	1,089	35,834
Accounts payable	6,140,115	5,208,316
Payable to unconsolidated subsidiary	250,495	—
Deferred revenue	1,224,420	(157,440)
Accrued expenses and other current liabilities	2,055,445	1,761,480
Other non-current liabilities	3,050	21,984
Net cash provided by operating activities from continuing operations	784,662	2,062,514
Net cash used in operating activities from discontinuing operations	(1,434,917)	(1,267,836)
Net cash (used in) provided by operating activities	(650,255)	794,678
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(138,041)	(116,346)
Proceeds from disposal of property, plant and equipment	25,700	74,657
Net cash used in investing activities from continuing operations	(112,341)	(41,689)
Net cash provided by (used in) investing activities from discontinuing operations	25,079	(105,089)
Net cash used in investing activities	(87,262)	(146,778)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings and repayments on lines of credit, net	(344,155)	(4,306,362)
Borrowings of long-term debt	—	9,087
Repayments of long-term debt	(81,847)	(2,420)
Payments of debt issuance costs	(50,169)	(41,322)
Net proceeds from sale of common stock	—	(153,230)
Taxes paid related to net share settlements of stock-based compensation awards	(2,416)	(15,176)
Net cash used in financing activities from continuing operations	(478,587)	(4,509,423)
Net cash provided by financing activities from discontinued operations	1,409,838	1,409,452
Net cash provided by (used in) financing activities	931,251	(3,099,971)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	117	40,700
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	193,851	(2,411,371)
CASH AND CASH EQUIVALENTS, beginning of the period	286,508	3,398,793
CASH AND CASH EQUIVALENTS, end of period	$480,359	$987,422
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$831,003	$1,360,904
Income taxes	25	22,225

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended September 30,
	2024	2023
Operating expenses	$5,569,946	$5,717,194

Less:

Depreciation and amortization	(814,453)	(806,835)

Non-recurring transaction costs	(238,084)	(162,232)

Loss (gain) on disposal of property, plant and equipment	(11,462)	22,091

Non-GAAP adjusted operating expenses	$4,505,947	$4,770,218

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended September 30,
	2024	2023
Net loss attributable to S&W Seed Company	$(16,229,726)	$(5,949,629)

Net loss from discontinued operations	9,994,499	931,887

Interest expense - amortization of debt discount	361,138	356,567

Non-recurring transaction costs	238,084	162,232

Dividends accrued for participating securities and accretion	(127,892)	(120,045)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	846,878	776,973

Non-GAAP adjusted net loss	$(4,917,019)	$(3,842,015)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share, basic and diluted	$(2.15)	$(1.70)
Weighted average number of common shares outstanding, basic and diluted	2,282,780	2,263,643

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended
	September 30,
	2024	2023
Net loss attributable to S&W Seed Company	$(16,229,726)	$(5,949,629)

Net loss from discontinued operations	9,994,499	931,887

Interest expense, net	761,879	948,728

Interest expense - amortization of debt discount	361,138	356,567

Provision for (benefit from) income taxes	1,142	(12,292)

Depreciation and amortization	814,453	806,835

Non-recurring transaction costs	238,084	162,232

Non-cash stock-based compensation	243,908	402,641

Foreign currency loss	7,926	570

Equity in loss of equity method investee (Vision Bioenergy), net of tax	846,878	776,973

Dividends accrued for participating securities and accretion	(127,892)	(120,045)

Non-GAAP adjusted EBITDA	$(3,087,711)	$(1,695,533)